Repsol and Bunge create a partnership in Spain to boost supply of renewable fuels

–Through this strategic agreement, Repsol increases its access to the feedstock needed to reach its goal of producing up to 1.7 million tons of renewable fuels by 2027.
–The collaboration is another step forward in Bunge’s long-term strategy to create alternative paths towards the decarbonization of agricultural and oil supply chains.

MADRID/ST. LOUIS, Mar. 26, 2024 – Repsol and Bunge have agreed to partner in the development of new opportunities to help meet the growing demand for lower carbon intensity feedstocks for the production of renewable fuels. This alliance, the first of its kind in Europe, will help to accelerate the ramp-up of production of these fuels mandated by the European Union.

Through this strategic agreement, the multi-energy company Repsol acquires 40% of three industrial facilities that are part of Bunge Iberica, one of Bunge’s subsidiaries in the Iberian Peninsula, for a total amount of $300 million plus up to $40 million in contingent payments. The transaction is subject to customary closing conditions, including regulatory approvals.

Under this agreement, Bunge will continue to operate its three plants dedicated to the production of oils and biofuels in Bilbao, Barcelona, and Cartagena, near Repsol’s industrial complexes located in the same regions. Bunge will also continue to be a key producer of protein meals, vegetable oils and distributor of agricultural commodities in Spain.

Through the partnership, Repsol increases its access to a wide portfolio of low-carbon intensity feedstocks to produce renewable fuels, an immediate way to accelerate the reduction of emissions from transport, including cars, trucks, airplanes, and shipping.

Repsol's current production capacity of 1.1 million tons of renewable fuels per year saved the CO2 emissions equivalent of more than 1.7 million electric vehicles. The company expects to increase its output by up to 55%, reaching 1.7 million tons in 2027. It is accelerating the rollout of renewable fuels at its service station network – the biggest in Spain – by adding pumps which supply with 100% renewable fuel. Currently, the company has 120 service stations with 100% renewable fuels, with the objective of reaching 600 by the end of the year and 1,900 by 2027.

Repsol is starting up its 250,000 tons-a-year advanced biofuels plant in Cartagena, Spain, the first of its kind in the Iberian Peninsula. The company is retrofitting another unit at its industrial complex in Puertollano, Spain, with a capacity to produce 200,000 tons of renewable fuel per year.

Under the partnership, the companies plan to explore other areas of cooperation and project development designed to increase the potential availability of non-food lipidic feedstocks for the renewable fuels market.

“With this agreement, Repsol has secured its leadership in renewable fuels in the Iberian Peninsula. It is clear proof of the steadfast progress we are making in our ambitious roadmap to provide society with solutions to reduce the net emissions of CO2 from transport as quickly and efficiently as possible,” said Juan Abascal, executive managing director for Industrial Transformation and Circular Economy at Repsol.

“This is an exciting step for Bunge in Spain and supports our commitment to create alternative paths towards the decarbonization of agricultural and oil supply chains in our industry. Together, thanks to our companies’ in-depth expertise in the agri-food sector and global connectivity for renewable feedstocks, we aim to unlock wider opportunities in the renewable energy space,” said Julio Garros, Co-President, Agribusiness at Bunge.

About Repsol

Repsol (BME: REP) is a global multi-energy company present throughout the entire energy value chain, employing 25,000 people worldwide and distributing its products in more than 90 countries to 24 million customers. In addition to the company’s supply of mandatory biofuels content in current gasoline and diesel, Repsol is pushing for faster decarbonization and currently supplies 100% renewable fuel at its service stations in the Iberian Peninsula. Repsol is transforming its industrial complexes into multi-energy hubs capable of processing a wide array of waste materials into products with a low, zero, or a negative carbon footprint. These projects will make Repsol a household name in renewable fuels, bringing its total production capacity to between 1.5 and 1.7 million tons in 2027 and up to 2.7 million tons by 2030.

About Bunge

At Bunge (NYSE: BG), our purpose is to connect farmers to consumers to deliver essential food, feed and fuel to the world. With more than two centuries of experience, unmatched global scale and deeply rooted relationships, we work to strengthen global food security, increase sustainability where we operate, and help communities prosper. As the world’s leader in oilseed processing and a leading producer and supplier of specialty plant-based oils and fats, we value our partnerships with farmers to bring quality products from where they’re grown to where they’re consumed. At the same time, we collaborate with our customers to develop tailored and innovative solutions to meet evolving dietary needs and trends in every part of the world. Our Company has its registered office in Geneva, Switzerland and its corporate headquarters in St. Louis, Missouri. We have approximately 23,000 dedicated employees working across approximately 300 facilities located in more than 40 countries.

Press contacts
Repsol
Communication and Brand Division
prensa@repsol.com
Tel. +34 91 753 87 87
www.repsol.com

Bunge
Bunge News Bureau
news@bunge.com
Tel. +1 636 292 3022
www.bunge.com

Cautionary Statement Concerning Forward-Looking Statements

This Bunge press release contains both historical and forward-looking statements. All statements, other than statements of historical fact are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are not based on historical facts, but rather reflect our current expectations and projections about our future results, performance, prospects and opportunities. We have tried to identify these forward-looking statements by using words including "may," "will," "should," "could," "expect," "anticipate," "believe," "plan," "intend," "estimate," "continue" and similar expressions. These forward-looking statements are subject to a number of risks, uncertainties and other factors that could cause our actual results, performance, prospects or opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. The following important factors, among others, could cause actual results to differ from these forward-looking statements: the negotiation and finalization of the definitive documentation related to the joint venture; the ability to achieve the expected targets of the joint venture and the ability to realize the benefits we expect to derive from it; the outcome and effects of the Board's strategic review; our ability to attract and retain executive management and key personnel; industry conditions, including fluctuations in supply, demand and prices for agricultural commodities and other raw materials and products used in our business; fluctuations in energy and freight costs and competitive developments in our industries; the effects of weather conditions and the outbreak of crop and animal disease on our business; global and regional agricultural, economic, financial and commodities market, political, social and health conditions; the outcome of pending regulatory and legal proceedings; our ability to complete, integrate and benefit from acquisitions, dispositions, joint ventures and strategic alliances; our ability to achieve the efficiencies, savings and other benefits anticipated from our cost reduction, margin improvement and other business optimization initiatives; changes in government policies, laws and regulations affecting our business, including agricultural and trade policies, tax regulations and biofuels legislation; and other factors affecting our business generally. The forward-looking statements included in this release are made only as of the date of this release, and except as otherwise required by federal securities law, we do not have any obligation to publicly update or revise any forward-looking statements to reflect subsequent events or circumstances.

This document contains information and statements that constitute forward-looking statements about Repsol. Such estimates or projections may include statements about current plans, objectives and expectations, including statements regarding trends affecting Repsol's financial condition, financial ratios, operating results, business, strategy, geographic concentration, production volumes and reserves, capital expenditures, cost savings, investments and dividend policies. Such estimates or projections may also include assumptions about future economic or other conditions, such as future crude oil or other prices, refining or marketing margins and exchange rates. Forward-looking statements are generally identified by the use of terms such as "expects," "anticipates," "forecasts," "believes," "estimates," "appreciates" and similar expressions. Such statements are not guarantees of future performance, prices, margins, exchange rates or any other event, and are subject to significant risks, uncertainties, changes and other factors that may be beyond Repsol's control or may be difficult to predict. Such risks and uncertainties include those factors and circumstances identified in the communications and documents filed by Repsol and its subsidiaries with the Comisión Nacional del Mercado de Valores in Spain and with the other supervisory authorities of the markets in which the securities issued by Repsol and/or its subsidiaries are traded. Except to the extent required by applicable law, Repsol assumes no obligation - even when new information is published, or new facts are produced - to publicly report the updating or revision of these forward-looking statements.

This document does not constitute an offer or invitation to purchase or subscribe securities, pursuant to the provisions of the Spanish Law 6/2023, of March 17, of the Securities Markets and Investment Services and

its implementing regulations. In addition, this document does not constitute an offer to purchase, sell, or exchange, neither a request for an offer of purchase, sale or exchange of securities in any other jurisdiction.
The information contained in the document has not been verified or revised by the Auditors of Repsol.